UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:

October 20th 2011

HITOR GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-103986	98-0384073
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

6513 132nd Ave NE #376

Kirkland WA 98033

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (206) 245-5533

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Report

On October 18, 2011, the Company was informed that financial statements prepared following the Company’s forward split of its common stock, which went effective April 12, 2010, did not correctly reflect the effect of the forward split.  Registrant will commence preparation of amendments to the effected reports, which would contain the revised financials upon which the public could rely.   Following is a list of quarterly and annual reports which will be amended and refiled:

Quarterly report for period ended June 30, 2010

Quarterly report for period ended September 30, 2010

Annual report for period ended December 31, 2010

Quarterly report for period ended March 31, 2011

Quarterly report for period ended June 30, 2011

Quarterly report for period ended September 30, 2011

Revenues and expenses will not be affected, except as per share calculations.  Registrant has instituted an amended internal procedure that requires two officers or directors, or a combination thereof, to approve and authorize the filing of any report to the Commission.

SIGNATURES

HITOR GROUP, INC.

Ken Martin, CEO